Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 29, 2023 relating to the financial statements of Atreca, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

August 16, 2023